THE LIPPER FUNDS, INC.

                         GROUP RETIREMENT SERVICING PLAN


     1. The Lipper Funds, Inc. (the "Company") is hereby authorized to enter into written agreements in substantially the form attached hereto as Exhibit I or in any other form duly approved by the Board of Directors (the Shareholder Servicing Agreement") with institutional shareholders of record or other financial institutions ("Shareholder Servicing Agents"). A Shareholder Servicing Agreement shall require the Shareholder Servicing Agent to provide support services on behalf of the Company as set forth therein to its customers (the Customers") who beneficially own shares (the "Shares") in any of the company's investment portfolios (the "Funds"). For such services, the Shareholder Servicing Agent shall receive a fee, computed daily and paid monthly from the assets of each Fund in the manner set forth in the Shareholder Servicing Agreement, at an annual rate of up to [ ] of 1% of the average daily net asset value of Shares in such Fund with respect to which the Shareholder Servicing Agent provides services for its Customers.

     2. Each Shareholder Servicing Agreement which varies substantially from the form attached hereto as Exhibit I or which is proposed to be entered into with a Shareholder Servicing Agent which is the investment adviser or principal underwriter of the Company, or an "affiliate," as defined in the Investment Company Act of 1940, as amended (the "1940 Act"), of the Company, its investment adviser or its principal underwriter, shall be approved by the Board of Directors and by a vote of a majority of the Directors who are not "interested persons" of the Company, as defined in the 1940 Act, and who have no financial interest, direct or indirect, in such Shareholder Servicing Agreement. Each Shareholder Servicing Agreement which does not vary substantially from the form attached hereto as Exhibit I and which is not proposed to be entered into with the investment adviser or principal underwriter of the Company, or any "affiliate," as defined in the 1940 Act, of the Company, its investment adviser or its principal underwriter, may be entered into, executed and delivered in the name and on behalf of the Company, by the President or any Vice President of the Company, at a fee determined in accordance with paragraph 1 above by the officer executing such Agreement.

     3. This plan (the "Plan"), shall become effective upon the approval of the Plan (and the form of Shareholder Servicing Agreement attached hereto) by the Board of Directors and by the vote of the majority of the Directors who are not "interested persons" of the Company, as defined in the 1940 Act and who have no financial interest, direct or indirect, in the Plan or in any Shareholder Servicing Agreement or other agreement relating to the Plan (the "Disinterested Directors").

     4. The Plan may be amended at any time by the Board of Directors including the vote of a majority of the Disinterested Directors, without the consent of any Shareholder


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Servicing Agent; provided, however, that any such amendment shall not, without the consent of the affected Shareholder Servicing Agent, modify the terms of any Shareholder Servicing Agent, modify the terms of any Shareholder Servicing Agreement to which the company is a party.

     5. The Plan may be terminated at any time, without the payment of any penalty, by a vote of a majority of the Company's entire Board of Directors on sixty (60) days', written notice to any Shareholder Servicing Agents which are parties to any Shareholder Servicing Agreements with the Company. Any notice of termination of the Plan shall be deemed to also constitute a notice of termination of the Plan shall be deemed to also constitute a notice of termination of the Shareholder Servicing Agreement between the Company and any Shareholder Servicing Agent to which such notice of termination is delivered.


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                         SHAREHOLDER SERVICING AGREEMENT


     SHAREHOLDER SERVICING AGREEMENT, dated as of December , 1995, by and between The Lipper Funds, Inc. (the Company"), a Maryland corporation, and [ ] (the "Financial Institution"), as a shareholder servicing agent hereunder (the "Agent") relating to transactions in shares of capital stock, $.001 par value (the "Shares"), of any of the three existing investment portfolios offered by the Company (the "Funds"). In the event that the Company establishes one or more portfolios other than the Funds with respect to which it decides to retain the Financial Institution hereunder, the Company shall promptly notify the Financial Institution in writing. If the Financial Institution is willing to render such services, it shall notify the Company in writing whereupon such portfolio shall become a Fund hereunder.

     The Company and the Financial Institution hereby agree as follows:

     1. Appointment. The Financial Institution, as Agent, hereby agrees to perform certain services for its customers (the "Customers") as hereinafter set forth. The Agent's appointment hereunder is non-exclusive, and the parties recognize and agree that, from time to time, the Company may enter into other shareholder servicing agreements, in writing, with other financial institutions.

     2. Services to be Performed. The Agent, as agent for its Customers, shall be responsible for performing shareholder administrative support services, which will include the following: (i) answering customer inquiries regarding account status and history, the manner in which purchases, exchanges and redemptions of shares of the Funds may be effected and certain other matters pertaining to the Funds; (ii) assisting shareholders in designating and changing dividend options, account designations and addresses; (iii) providing necessary personnel and facilities to establish and maintain shareholder accounts and records; (iv) assisting in aggregating and processing purchase, exchange and redemption transactions; (v) placing net purchase and redemption orders with the Company's distributor; (vi) arranging for wiring of funds; (vii) transmitting and receiving funds in connection with customer orders to purchase or redeem shares;
(viii) processing dividend payments; (ix) verifying and guaranteeing shareholder signatures in connection with redemption orders and transfers and changes in shareholder-designated accounts, as necessary; (x) providing periodic statements showing a customer's account balance and, to the extent practicable, integrating such information with other customer transactions otherwise effected through or with the Shareholder Servicing Agent; (xi) furnishing (either separately or on an integrated basis with other reports sent to a shareholder by a Shareholder Servicing Agent) monthly and year-end statement and confirmations of purchases, exchanges and redemptions; (xii) transmitting on behalf of the Company, proxy statements, annual reports, updating prospectuses and other communications from the Company to the shareholders of the Funds; (xiii) receiving, tabulating and transmitting to the Company proxies executed by shareholders with respect to meetings of shareholders of the


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Funds; and (xiv) providing such other related services as the Company as the
Company or a shareholder may request.

     The Agent shall provide all personnel and facilities necessary in order for it to perform the functions described in this paragraph with respect to its Customers.

     3. Fees.

     3.1. Fees from the Company. In consideration for the services described in
Section 2 hereof and the incurring of expenses in connection therewith, the Agent shall receive a fee, computed daily and payable monthly, at the annual rate of _ of 1% of the average daily net asset value of Shares of each Fund for which the Agent from time to time performs services under this Agreement on behalf of Customers. Fees with respect to Customers' Shares in any one Fund will be paid exclusively from the assets of that Fund in which such Customer's assets are invested. For purposes of determining the fees payable to the Agent hereunder, the value of the Company's net assets shall be computed in the manner specified in the Company's then-current prospectus and statement of additional information (the "Prospectus") for computation of the net asset value of the Company's Shares.

     3.2. Fees from Customers. It is agreed that the Financial Institution may impose certain conditions on Customers, in addition to or different from those imposed by the Company, such as requiring a minimum initial investment or imposing limitations on the amounts of transactions. It is also understood that the Financial Institution may directly credit or charge fees to Customers in connection with an investment in the Funds. The Financial Institution shall credit or bill Customers directly for such credits or fees. In the event the Financial Institution charges Customers such fees, it shall make appropriate prior written disclosure (such disclosure to be in accordance with all applicable laws) to Customers both of any direct fees charged to the Customer and of the fees received or to be received by it from the Company pursuant to
Section 3.1 of this Agreement. It is understood however, that in no event shall the Financial Institution have recourse or access as Agent or otherwise to the account of any shareholder of the Company except to the extent expressly authorized by law or by such shareholder, or to any assets of the Company, for payment of any direct fees referred to in this Section 3.2.

     4. Approval of Materials to be Circulated. Advance copies or proofs of all materials which are to be generally circulated or disseminated by the Agent to Customers or prospective Customers which identify or describe the Company shall be provided to the Company at least 10 days prior to such circulation or dissemination (unless the Company consents in writing to a shorter period), and such materials shall not be circulated or disseminated or further circulated or disseminated at any time after the Company shall have given written notice to the Agent of any objection thereto.

     Nothing in this Section 4 shall be construed to make the Company liable for the use of any information about the Company which is disseminated by the Agent.


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     5. Compliance with Laws, etc. The Agent shall comply with all applicable federal and state laws and regulations in the performance of its duties under this Agreement, including securities laws.

     6. Limitation of Agent's Liability. In consideration of the Agent's undertaking to render the services described in this Agreement, the Company agrees that the Agent shall not be liable under this Agreement for any error of judgment or mistake of law or for any loss suffered by the Company in connection with the performance of this Agreement, provided that nothing in this Agreement shall be deemed to protect or purport to protect the Agent against any liability to the Company or its stockholders to which the Agent would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of the Agent's duties under this Agreement or by reason of the Agent's reckless disregard of its obligations and duties hereunder.

     7. Indemnification. The Company agrees to indemnify and hold harmless the Agent from all taxes, charges, expenses, assessments, claims and liabilities (including, without limitation, liabilities arising under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the Investment Company Act of 1940, as amended, and any state and foreign securities and blue sky laws, all as or to be amended from time to time) and expenses, including attorneys' fees and disbursements arising directly or indirectly from
(i) any misstatements or omissions in the Company's Prospectus, or (ii) any action or thing which the Agent takes or does or omits to take or do reasonably believed by the Agent to be at the request or direction or in reliance on the advice or instructions, whether oral or written, of the Company provided, that the Agent shall not be indemnified against any liability to the Company or to its shareholders (or any expenses incident to such liability) arising out of the Agent's own willful misfeasance, bad faith or gross negligence in the performance of its duties hereunder or by reason of its reckless disregard of its obligations and duties hereunder. In order that the indemnification provision contained in this paragraph shall apply, it is understood that if in any case the Company may be asked to indemnify or save the Agent harmless, the Company shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that the Agent will use all reasonable care to identify and notify the Company promptly concerning any situation which presents or appears likely to present the probability of such a claim for indemnification against the Company. The Company shall have the option to defend the Agent against any claim which may be the subject of this indemnification and, in the event that the Company so elects, it will so notify the Agent and thereupon the Company shall take over complete defense for the claim, and the Agent shall in such situation incur no further legal or other expenses for which it shall seek indemnification under this paragraph. The Agent shall in no case confess any claim or make any compromise or settlement in any case in which the Company will be asked to indemnify the Agent, except with Company's prior written consent.

     8. Limitation of Shareholder Liability, etc. The Agent hereby agrees that


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obligations assumed by the Company pursuant to this Agreement shall be limited in all cases to the Company and its assets and that the Agent shall not seek satisfaction of any such obligation from the shareholders or any shareholder of the Company. It is further agreed that the Agent shall not seek satisfaction of any such obligations from the Board of Directors or any individual Director of the Company.


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     9. Notices. All notices or other communications hereunder to either party shall be in writing or by confirming telegram, cable, telex or facsimile sending device. Notices shall be addressed (a) if to the Company, at the address of the Company, or (b) if to the Agent, at _______________________________.

     10. Further Assurances. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

     11. Termination. This Agreement will continue in effect until two years from the date hereof and thereafter for successive annual periods, provided that such continuance is specifically approved at least annually (a) by the Company's Board of Directors and (b) by the vote, cast in person at a meeting called for the purpose, of a majority of the Company's directors who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of any such party. This Agreement may be terminated at any time, without the payment of any penalty, by a vote of a majority of the Company's outstanding voting securities (as defined in the 1940 Act) or by a vote of a majority of the Company's entire Board of Directors on 60 days', written notice to the Agent or by the Agent on
(60) days', written notice to the Company. Notice of termination of the Shareholder Servicing Plan by the Board of Directors, pursuant to which this Agreement has been entered, shall constitute a notice of termination of this Agreement.

     12. Changes: Amendments. This Agreement may be changed or amended only by written instrument signed by both parties.

     13. Reports. The Agent will provide the Company or its designees such information as the Company or its designees may reasonably request (including, without limitation, periodic certifications confirming the provision to Customers of the services described herein), and will otherwise cooperate with the Company and its designees (including, without limitation, any auditors designated by the Company), in connection with the preparation of reports to its Board of Directors concerning this Agreement and the monies paid or payable under this Agreement, as well as any other reports or filings that may be required by law.

     14. Subcontracting by Agent. The Agent may subcontract for the performance of the Agent's obligations hereunder with any one or more persons, including but not limited to any one or more persons which is an affiliate of the Agent; provided, however, that the Agent shall be as fully responsible to the Company for the acts and omissions of any subcontractor as it would be for its own acts or omissions. The Agent shall notify the Company of any such arrangements no later than the next meeting of the Company's Board of Directors following the entry by the Agent into such arrangements. Notwithstanding this paragraph or paragraph 11 of this Agreement, the Company reserves the right to terminate this Agreement immediately or upon such notice as the Company, in its sole discretion, determines to give, and without payment of any penalty, if the Company notifies the Agent that any subcontractor of the Agent is


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unacceptable to the Company for any reason and the Agent does not terminate its arrangements with such subcontractor as promptly as reasonably practicable.

     15. Governing Law. This Agreement shall be governed by the laws of the State of New York.

     16. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect. This Agreement has been executed on behalf of the Company by the undersigned not individually, but in the capacity indicated.

                                         THE LIPPER FUNDS, INC.



                                         By:
                                            ----------------------------
                                             Title:


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